SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 10, 2003

AMERICAN HOMEPATIENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018

(Address of principal executive offices)

(615) 221-8884

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,
if changed since last report)

SIGNATURE
INDEX TO EXHIBITS
EX-99.1 CONSOLIDATED BALANCE SHEET

Item 3. Bankruptcy or Receivership

     (b)  Confirmation of Plan of Reorganization

     Prior to July 31, 2002, American HomePatient, Inc. (“AHP”) was a party to a bank credit facility that was due to mature on December 31, 2002. Because of the impending maturity of the bank credit facility and AHP’s inability to reach an agreement with its lenders to restructure the bank credit facility, on July 31, 2002, AHP and 24 of its subsidiaries (collectively, the “Company”) filed voluntary petitions for relief to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Tennessee (the “Bankruptcy Court”). These cases were consolidated for the purpose of joint administration under Case Number 02-08915-GP3-11.

     On the original filing date of the Company’s bankruptcy petitions, the Company also filed its original Joint Plan of Reorganization. On January 2, 2003, the Company filed its Second Amended Joint Plan of Reorganization (the “Plan”), which was substantially similar to the Company’s original Joint Plan of Reorganization. The Plan was proposed jointly by the Company and its unsecured creditors committee. The Company’s secured lenders opposed approval of the Plan.

     After holding hearings regarding the confirmation of the Plan on April 23-25 and 28-29, 2003, the Bankruptcy Court issued an opinion confirming the Plan on May 15, 2003. A copy of the Bankruptcy Court’s opinion is attached hereto as Exhibit 2.1. In its opinion, the Bankruptcy Court overruled all of the secured lenders’ objections to confirmation of the Plan. An order confirming the Plan was signed by the Bankruptcy Court on May 27, 2003. This order is attached hereto as Exhibit 2.2. An order denying the secured lenders’ motion to re-open the proof for confirmation hearing on the Plan was entered by the Bankruptcy Court on May 22, 2003. This order is attached hereto as Exhibit 2.3. Unless the confirmation order is appealed and a stay is granted, the Company anticipates that the Plan will become effective on July 1, 2003 (the “Effective Date”). The secured lenders have submitted a notice of appeal of the Bankruptcy Court’s confirmation order and have filed a motion for a stay of the Effective Date of the Plan pending their appeal.

Summary of Plan.

     The following is intended to be a summary only of certain material provisions of the Plan and is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit 2.4.

     The Plan allows the Company to continue its business operations uninterrupted, led by its current management team, and accomplishes the Company’s primary goal of restructuring its long-term debt obligations to its secured lenders. In addition, the Plan provides that the Company’s shareholders retain their equity interest in the Company and that all of the Company’s creditors and vendors will be paid 100% of all amounts they are owed, either immediately or over time with interest.

     The Plan provides that the assets of AHP and 24 of its subsidiaries that were co-petitioners in the bankruptcy filing are treated as a single consolidated estate. Therefore, any claim against one of such entities is treated as a single claim against the consolidated estate. The Plan provides for the treatment of claims, against the consolidated estate, as described below:

     Unclassified Claims. Certain types of claims in a bankruptcy filing may be paid without the requirement of classification of those claims into classes. These claims generally fall into the following categories: administrative claims, fee claims of professionals, administrative tax claims, fees to the U.S. Trustee, and priority tax claims. The Plan provides that each such unclassified category of claims will generally be paid in full on the Effective Date of the Plan or when such claim is due.

     Classified Claims. The Plan classifies other claims into eight separate classes. These eight separate classes generally fall into one of three categories: claims of the secured lenders, other secured claims, and other unsecured claims.

Claims of the Secured Lenders. The Plan generally classifies the claims of the secured lenders into secured claims and unsecured claims. Pursuant to the confirmation order the credit agreement that previously governed the borrowing relationship with the secured lenders is no longer in effect (though the secured lenders have submitted to the Bankruptcy Court a proposed order that would require a replacement credit agreement) and the secured indebtedness of the secured lenders will be evidenced by a promissory note in a principal amount equal to the secured lenders’ collateral value, which the Bankruptcy Court determined to be $250 million, and various security agreements incident thereto. This note will bear interest at the fixed rate of 6.785% (the “Secured Claim Interest Rate”) and payments will vary based on certain operating results of the Company, though payment in full will be due on the sixth anniversary of the Effective Date of the Plan. This note will be secured by the existing liens of the secured lenders on the assets of the Company. The indebtedness to the secured lenders, to the extent allowed by the Bankruptcy Court, that exceeds the collateral value will be paid in full and evidenced by an unsecured promissory note that bears interest at a fixed rate to be determined on the Effective Date of the Plan calculated as six month LIBOR plus 7.25%, the Company anticipates the Unsecured Claim Interest Rate will be approximately 8.57% (the “Unsecured Claim Interest Rate”). Payments on the unsecured promissory note will also vary based on certain operating results of the Company, though payment in full will be due on December 31, 2005.

Other Secured Claims. With respect to all secured claims other than those of the secured lenders, the Plan provides that, until satisfied, the holders of such claims will retain their liens on property of the Company. Any allowed secured tax claim will be paid shortly following the Effective Date of the Plan. All other secured claims will generally be satisfied, at the option of the Company, through execution of a secured promissory note at the Secured Claim Interest Rate (or, if the value of such claimant’s existing collateral is less than the amount of such claim, through a secured promissory note in an amount equal to such collateral and an unsecured promissory note at the Unsecured Claim Interest Rate), payment in cash shortly following the Effective Date of the Plan, or abandonment of the collateral.

Other Unsecured Claims. The Plan provides that all other unsecured claims are to be paid in full, to the extent allowed by the Bankruptcy Court. Unsecured claims of $10,000 or less will be paid in full, in cash, immediately upon the Effective Date of the Plan. Remaining claimants with claims in excess of $10,000 will receive payment in full on their claims in six equal semi-annual installments due on June 30 and December 31 with a fixed rate of interest at the Unsecured Claim Interest Rate. Additional payments on these unsecured claims will also be made on September 30 and March 31, at amounts that will vary based on certain operating results of the Company, though payment in full will be due on December 31, 2005.

     Equity Interest. The AHP common stock is AHP’s only class of equity interests. There are currently 16,397,389 shares of AHP common stock issued and outstanding, all of which shall remain issued and outstanding under the Plan. The Plan does not provide for the issuance of any additional equity interests in AHP.

     In April 1999, in connection with an amendment to the bank credit facility, AHP issued warrants to the secured lenders to purchase for $.01 per share an amount of common stock representing 19.99% of AHP’s then-outstanding common shares. Under applicable legal principles, the Company believes that these existing warrants are executory contracts. Pursuant to the bankruptcy code, executory contracts can be assumed or rejected at the option of the debtor. While no action has yet been taken in the Bankruptcy Court, the Company has determined that it will reject these contracts. The Company anticipates that the secured lenders will object to the rejection of the warrants. If these warrants are rejected, then the holders of the rejected contract may have an unsecured claim against the Company.

     Information as to Assets and Liabilities of the Company. Information as to the assets and liabilities of AHP as of March 31, 2003 is incorporated herein by reference to the unaudited consolidated financial statements included in AHP’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on May 14, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

Number	Exhibit Description

2.1	Copy of the opinion of the U.S. Bankruptcy Court for the Middle District of Tennessee confirming the Company’s plan of reorganization under Chapter 11 of the United States Bankruptcy Code, dated May 15, 2003 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 19, 2003).
2.2	Confirmation order dated May 27, 2003 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 30, 2003).

2.3	Order denying motion dated May 22, 2003 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on May 30, 2003).
2.4	Second Amended Joint Plan Of Reorganization Proposed By The Debtors And The Official Unsecured Creditors Committee dated January 2, 2003 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on March 27, 2003).
99.1	Consolidated Balance Sheet of American HomePatient and Subsidiaries dated March 31, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC

	By:	/s/ Marilyn O’Hara

	Name:	Marilyn O’Hara
	Title:	Chief Financial and Accounting Officer

Date: June 10, 2003

INDEX TO EXHIBITS

Number	Exhibit Description

2.1	Copy of the opinion of the U.S. Bankruptcy Court for the Middle District of Tennessee confirming the Company’s plan of reorganization under Chapter 11 of the United States Bankruptcy Code, dated May 15, 2003 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on May 19, 2003).
2.2	Confirmation order dated May 27, 2003 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 30, 2003).
2.3	Order denying motion dated May 22, 2003 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on May 30, 2003).
2.4	Second Amended Joint Plan Of Reorganization Proposed By The Debtors And The Official Unsecured Creditors Committee dated January 2, 2003 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on March 27, 2003).
99.1	Consolidated Balance Sheet of American HomePatient and Subsidiaries dated March 31, 2003.